Exhibit 5.1

mwe.com Tracy A. Bacigalupo Attorney at Law tbacigalupo@mwe.com +1 212 547 5656

February 2, 2021

Drive Shack Inc.
218 W. 18th Street, 3rd Floor
New York, New York 10011

Re:	Registration Statement on Form S-3 (File No. 333-251671)

Ladies and Gentlemen:

We serve as special Maryland counsel to Drive Shack Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the sale and issuance (the “Offering”) of 23,958,33 shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”), including 3,124,999 additional Shares issuable pursuant to an option to purchase additional Shares, covered by the above-identified Registration Statement (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”).  This opinion is being provided at your request in connection with the Offering pursuant to the prospectus, dated January 6, 2021, which forms a part of the Registration Statement (the “Prospectus”), and a prospectus supplement, dated January 29, 2021 (the “Prospectus Supplement”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.          The Registration Statement and the Prospectus, in the forms in which they were transmitted to the Commission under the Securities Act of 1933, as amended (the “Act”);

2.          The Prospectus Supplement, in the form in which it was transmitted to the Commission under the Act;

3.          The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.          The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

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Drive Shack Inc.
February 2, 2021

5.          Resolutions (the “Resolutions”) adopted by the Board of Directors, or a duly authorized committee thereof, of the Company relating to the Offering, certified as of the date hereof by an officer of the Company;

6.          A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

7.          A certificate executed by an officer of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4.          All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.          The Company will send in writing to each stockholder of the Company the information required by the Charter and the Bylaws and the information as contemplated by Section 2-210(c) of the Maryland General Corporation Law for any Shares to be issued, on request by a stockholder of the Company.

6.          Prior to the issuance of any Shares, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of capital stock.

Drive Shack Inc.
February 2, 2021

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          Upon issuance and delivery of the Shares as contemplated by the Resolutions, the Registration Statement and the Prospectus Supplement, and upon payment therefor, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.  This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s current report on Form 8-K relating to the Offering (the “Current Report”).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP

MCDERMOTT WILL & EMERY LLP